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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-35956 and 333-32338 of Predictive Systems, Inc. on Form S-8 of our report dated December 1, 2000, on our audits of Global Integrity Corporation as of January 31, 2000 and 1999 and for the years then ended, appearing in this Current Report on Form 8-K of Predictive Systems, Inc. to be filed with the Securities and Exchange Commission on or about February 27, 2001.

/s/ Deloitte & Touche LLP

San Diego, California
February 23, 2001